UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant          ☒

Filed by a Party other than the Registrant          ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

AmREIT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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8 Greenway Plaza

Suite 1000

Houston, Texas 77046

Toll-free: 800.888.4400

Fax: 713.850.0498

May 1, 2009

Dear Shareholder:

We forwarded a copy of the AmREIT 2008 Annual Report and 2009 Proxy Statement to you on April 8, 2009; however, our records indicate that we have not yet received your proxy for the Annual Shareholders’ Meeting to be held at 10:00 a.m. on Wednesday, May 20, 2009 at the AmREIT Offices at 8 Greenway Plaza, Suite 1000, Houston, Texas.

A duplicate proxy card and return envelope are enclosed for your convenience. Please complete and return the card or vote by telephone or the Internet. Please refer to page one of the Proxy Statement for further instructions on how you may vote.

Promptly completing your proxy will ensure that your shares are voted in accordance with your wishes. Please be advised that not voting or abstaining is the equivalent to a “No” vote. The Board of Trust Managers recommends you vote “Yes” on both proposals.

If you have already voted, please disregard this letter.

Sincerely,

Chad Braun

Chief Financial Officer